UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323

Tyler, TX 75708

(Address of principal executive offices) (zip code)

(800) 727-1024

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Carebourn Capital, L.P.

On February 29, 2016, we entered into a Securities Purchase Agreement with Carebourn Capital, L.P. ("Carebourn"), pursuant to which we sold to Carebourn a 12% Convertible Promissory Note in the original principal amount of Twenty Six Thousand Five Hundred Dollars ($26,500) (the "Note"). The Note is convertible after 90 days into our common stock at a fifty percent (50%) discount from the average of the three (3) lowest trading prices of our common stock, as reported by any exchange upon which our common stock is then traded, for the twenty (20) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 125% of the principal amount; (b) between 31 and 60 days after issuance – 130% of the principal amount; (c) between 61 and 90 days after issuance – 135% of the principal amount; (d) between 91 and 120 days after issuance – 140% of the principal amount; (e) between 121 and 150 days after issuance – 145% of the principal amount; and (f) between 151 and 180 days after issuance – 150% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on February 29, 2016, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Rock Capital, LLC

On February 28, 2016, we entered into a Securities Purchase Agreement with Rock Capital, LLC ("Rock Capital"), pursuant to which we sold to Rock Capital an 8% Convertible Promissory Note in the original principal amount of Forty Four Thousand Twenty Two Dollars ($44,020) (the "Note"). The Note has a maturity date of February 28, 2017, and is convertible after 180 days into our common stock at a fifty percent (50%) discount from the lowest trading price of our common stock, as reported by any exchange upon which our common stock is then traded, for the thirty (30) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.00005 per share (the "Floor Price"). The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 120% of the principal amount; (b) between 31 and 180 days after issuance – an increase of 6% for every thirty days after the first 30 days. The purchase and sale of the Note closed on March 2, 2016, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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More Capital, LLC

On February 29, 2016, we entered into a Securities Purchase Agreement with More Capital, LLC ("More"), pursuant to which we sold to More an 8% Convertible Promissory Note in the original principal amount of Eighteen Thousand Dollars ($18,000) (the "Note"). The Note is convertible at any time into our common stock at a fifty percent (50%) discount from the average of the three (3) lowest closing bid prices of our common stock, as reported by any exchange upon which our common stock is then traded, for the thirty (30) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 150% of the principal amount; and (b) between 91 and 180 days after issuance – 175% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on March 1, 2016, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement with Carebourn Capital, L.P. dated February 29, 2016

10.2	Convertible Promissory Note with Carebourn Capital, L.P. dated February 29, 2016

10.3	Securities Purchase Agreement with Rock Capital, LLC dated February 28, 2016

10.4	Convertible Promissory Note with Rock Capital, LLC dated February 28, 2016

10.5	Securities Purchase Agreement with More Capital, LLC dated February 29, 2016

10.6	Convertible Promissory Note with More Capital, LLC dated February 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: March 7, 2016	By:	/s/ James Pakulis
	Name	James Pakulis
	Its:	President and Chief Executive Officer

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